EXHIBIT  10.2
                             TERMINATION. SETTLEMENT
                             -----------------------
                       AND RELEASE SUPPLEMENTAL AGREEMENT
                       ----------------------------------

Between

     (1)  Amni International Petroleum Development Company Limited ("Amni")

     (2)  Liberty Technical Services Limited ("Liberty")

Dated:          June  1998

Whereas

This  Supplemental  Agreement  is  supplemental  to:

     (A) a Termination, Settlement and Release Agreement relating to the Licences/Leases ("TSRA") whereby (inter alia) Liberty's existing interest is exchanged for a ten per cent. (10%) Working Interest in the Deep Zone

     (B) As part of such arrangement the parties have also respectively agreed to various other terms and conditions as set out herein.

NOW  THEREFORE  it  is  agreed  as  follows:

1.     Definitions
       -----------

     (a) All terms defined in the TSRA shall have the same meaning where used in this Supplemental Agreement;

     (b)  The following term shall have the meaning ascribed thereto:

     Langley the Mobile Offshore Production Unit all as more fully described in the Assignment and Bill of Sale attached hereto as Schedule B

2. Amni and Liberty shall provide Total International Limited ("Total") with irrevocable written instructions related to the disbursement of revenues attributable to the lift to be completed by Total on or about June 22nd, 1998 which shall include an instruction to pay Liberty $750,000 in the form of Schedule D in respect of all amounts owing to Liberty in respect of general and administrative costs and operating costs.

3. Contemporaneously with this Agreement and in consideration of Sedco Forex ("Sedco") and Schlumberger Overseas S.A. ("Schlumberger") forgiving all of the Liberty/Amni indebtedness to Sedco and Schlumberger pursuant to the Agreement in the form attached as Schedule A, Liberty shall enter into an Assignment and Bill of Sale with regard to the Langley in favour of Sedco in the form attached as Schedule B whereby all of the respective rights title and interest of Liberty to the Langley are transferred to Sedco. In contemplation of the foregoing assignment. Amni hereby waives for the benefit of Liberty any rights claims or interests it may have in respect of the Langley.

4.     Existing  Creditors  -
       ----------------------

Amni hereby agrees to indemnify, and hold harmless Liberty, (which for the purpose of this clause shall include all of its past and present administrators, affiliates, agents, assignees, attorneys of record, directors, employees, officers, partners, predecessors, receivers, shareholders, subsidiaries, successors and trustees ("Indemnified Parties")) from and against any and all liabilities, including without limitation attorneys' fees, damages, fines, out of pocket costs, penalties, and related costs of experts ("Indemnified Liabilities") arising from, based on, related to or associated with the Joint Development and Joint Operating Agreements or Joint Operations listed in Schedule C attached hereto (the "Joint Development Claims"). Further, Amni hereby assumes the payment of the Joint Development Claims but not further or otherwise. As soon as reasonably possible Amni shall offer to all holders of Joint Development Claims a mechanism whereby a proportion of revenues arising from WA Field, including if necessary, a portion of the revenues attributable to Amni's interest in the Deep Zone are made available so that all current Joint Development Claims are promptly met when due and accrued Joint Development Claims are paid over an agreed pen' od. In return Amni shall require each Joint Operations Claim holder accepting any payment from Amni to waive all claims against Liberty. No payments of any kind shall be made by Amni to the holder of any Joint Development Claims unless such holder first releases Liberty in writing from any liability with respect to the Joint Development Claims. In the event any claim or threatened claim is made by any such creditor against Liberty, Amni shall be promptly notified of such claim or threatened claim and shall be given full control over the conduct of any proceedings in relation thereto provided Amni (i) assumes in writing full responsibility for all claims raised in such proceedings and (ii) properly defends such proceedings. Amni shall keep Abacan apprised of the status of all such proceedings. Neither Liberty, Amni nor any of their affiliates shall make any admissions in respect of any such proceedings that could have an adverse effect on the other party without the consent of such party. Liberty shall cooperate fully with Amni (at Amni's request and cost) in any such proceedings and shall procure that its affiliates also cooperate (on the same basis).

5.     Pool  Account
       -------------

Notwithstanding anything in the TSRA to the contrary, Liberty reserves all of its rights in the Royalties and Tax pool account ("Pool Account"). At such time as the actual Excess Profit Tax is determined with respect to the 1998 Joint Operations, Amni shall pay to Liberty its share of any amount 'in the Pool Account on the Effective Date that is in excess of the actual amounts due and owing to the Nigerian Government with respect to the Excess Profit Tax for the period up to and including the Effective Date.

6.     Governing,  Law
       ---------------

(a) This Agreement shall be governed by, construed and interpreted in accordance with the laws of England.

(b) Any dispute arising out of and relating to this Agreement and which the Parties have not settled by themselves, shall finally be decided, to the exclusion of the courts, by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Three arbitrators shall be appointed, each party appointing one arbitrator, and the two arbitrators thus appointed choosing the presiding arbitrator. In reaching a decision, the arbitrators shall act (ex aequo et bono) and shall be guided by the terms of this Agreement and international practice in similar agreements.

7.     Notices
       -------

All notices, requests, demands, or other communications hereunder shall be delivered by hand or sent by mail as appropriate or by facsimile, telex or telegram to the Parties at the address provided below:

Owner/Operator:

     Amni  International  Petroleum  Development  Company  Limited
     Plot  1377B  Tiamiyu
     Savage  Street
     Victoria  Island,  P.O.  Box  54452
     Falomo,  Ikoyi
     Fax:  011  234  262  1526
     Attn:     Tunde  J  Afolabi
               Managing  Director

Liberty:

     ABACAN  RESOURCE  CORPORATION
     Suite  140
     14811  St  Mary's  Lane
     Houston,  Texas  77079
     USA
     Fax:  (281)  721  0560
     Attn:  Timothy  Stephens

     With  a  copy  to:

     Liberty  Technical  Services  Ltd
     38  Warehouse  Road
     Apapa, Lagos, Nigeria
     Attn:  Wade  Cherwayko

IN WITNESS whereof the Parties have caused this Agreement to be executed on the date above written



/s/  Tunde  Afolabi
-------------------
for  and  on  behalf
AMNI  INTERNATIONAL  PETROLEUM
DEVELOPMENT  COMPANY  LIMITED



Tunde  Folawiyo
---------------
for  and  on  behalf  of
LIBERTY  TECHNICAL  SERVICES  LIMITED

                                   SCHEDULE A


                      Agreement for Transfer of the Langley
                      -------------------------------------

                                   SCHEDULE B


                           Assignment and Bill of Sale
                           ---------------------------

                                   SCHEDULE C


                            Joint Development Claims
                            ------------------------




NAIRA  PAYABLES  ($U.S.)             [                         ]

$US  PAYABLES  ($U.S.)               [                         ]
                                     ---------------------------

GRAND  TOTAL                         [                         ]  (U.S.)


US  DOLLAR  PAYABLE  LISTING


                                     Concessions
                                     -----------
             Company Name             IMA FIELD
                                          $


Acct.  Pay  Total
                                  -----------------

                                  =================

In addition to the claims set on the preceding pages, Amni will also assume responsibility for the following lawsuit and future lawsuits relating to the claims referenced on this Schedule C. Notwithstanding anything in the Agreement to the contrary, such assumption shall not be subject to any dollar limitations set forth in the Agreement or this Schedule C.

1. Cause No. 98-24830; Weatherford Enterra U.S., Limited Partnership v. Abacan Resource Corporation, Abacan Services (USA) Corporation, Abacan Technical Services, Ltd., Abacan Resources (Nigeria), Ltd. and Liberty Technical Services, Ltd. filed on May 27, 1998 in the 61st Judicial District Court of Harris County, Texas ("Weatherford Lawsuit").

In addition, Amni has and hereby assumes any liabilities due and owing to the creditors described on the preceding pages that arises after May 18, 1998. Notwithstanding anything in the Agreement to the contrary, such assumption shall not be subject to any dollar limitations set forth in the Agreement or this Schedule C.